SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) October 18, 2001



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                              1-3247                 16-0393470
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)           Identification No.)



One Riverfront Plaza, Corning, New York                      14831
(Address of principal executive offices)                     (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events


Item 7.  Financial Statements

         (c)      Exhibits:

         The Registrant's press release of October 18, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CORNING INCORPORATED
                                 Registrant



Date: October 18, 2001           By    /s/  KATHERINE A. ASBECK
                                            Katherine A. Asbeck
                                            Senior Vice President and Controller

FOR RELEASE -- OCTOBER 18, 2001

Corning Contacts:
Media Relations                             Investor Relations
Daniel F. Collins                           Katherine M. Dietz
(607) 974-4197                              (607) 974-8217
collinsdf@corning.com                       dietzkm@corning.com




                      Corning Reports Third-Quarter Results

CORNING, N.Y. - Corning Incorporated (NYSE:GLW) reported today third-quarter pro forma earnings per share of $0.09, a decrease of 74% compared with $0.35 per share for the third quarter of 2000. Pro forma net income in the third quarter of 2001 totaled $85 million, down from $317 million in the third quarter of 2000. These results are consistent with company expectations as announced on Oct. 3. Pro forma results exclude the previously disclosed charge for restructuring actions of $339 million ($222 million after-tax).

"As we announced two weeks ago, deteriorating global economic conditions have affected all of our businesses. The downturn has been most pronounced within the telecommunications market, where conditions changed so abruptly and with such severity that the impact on our business is unprecedented," John W. Loose, president and chief executive officer, said. "However, we have taken, and will continue to take, decisive steps to restructure the company's businesses and reduce our cost structure."










                                     (more)

Corning Reports Third-Quarter Results
Page Two


Third-Quarter Operating Results
Third-quarter sales were $1.5 billion, down 21% from last year's third-quarter sales of $1.9 billion, due primarily to declines in the telecommunications segment. The company's steep profitability drop in the quarter was primarily caused by significant losses in photonic technologies compared to modest profitability in the third-quarter of 2000. In addition, Corning's optical fiber and cable, hardware and equipment, environmental, semiconductor and information display businesses reported weak profits. Corning's lower earnings also reflect a higher level of manufacturing capacity and operating expenses that were added in 2000 and early 2001 to meet the anticipated growth of the company, which did not materialize.

Restructuring Actions
Corning recorded a third-quarter pre-tax charge of $339 million related to actions undertaken in the quarter that are part of the broader restructuring program expected to total up to $1 billion by the end of the year. The company expects one-third of the $1 billion restructuring charge to be paid in cash. Third-quarter charges include costs related to headcount reductions, primarily in the telecommunications segment, and costs related to the closure of several manufacturing facilities in Photonic Technologies. Including the charge for restructuring actions and amortization of purchased intangibles and goodwill, Corning's net loss for the third-quarter of 2001 totaled $220 million, or $0.24 per share. This compares with third-quarter 2000 net income of $254 million, or $0.28 per share.

Corning has announced the following restructuring actions for the fourth quarter:

- The closing of its photonic products manufacturing and development operations in Henrietta, N.Y.
- The proposed closing of its optical fiber manufacturing facility in Deeside, North Wales, United Kingdom
- The shutdown of manufacturing operations of glass tubing for lighting and television applications by the third quarter of 2002
-    The  discontinuation  of its  initiative in Corning  Microarray  Technology
     (CMT) products, part of Corning's Life Sciences business.

In addition, the company said it has begun other workforce reductions across many of its businesses and staff functions, has implemented an early retirement program and continues to look for ways to reduce operating expenses and control costs. Workforce reductions related to all of these actions are part of the company's previously announced plans to eliminate a total of 12,000 positions by the end of the year.




                                     (more)

Corning Reports Third-Quarter Results
Page Three


Outlook
Corning said that fourth-quarter earnings would be negatively impacted by the previously announced idling of its optical fiber manufacturing operations, that will begin next week and will continue through the remainder of the year. The company expects fourth-quarter sales in the range of $1 billion and a fourth-quarter pro forma loss in the range of $0.20 to $0.25 per share.

Corning also said it expects its fourth-quarter fiber volume to be less than half of last year's comparable period. Premium fiber will represent about 10% of the company's total fiber volume. Corning expects to experience pricing pressure in its fiber and cable businesses in the fourth quarter.

Corning expects the cost savings resulting from the third-quarter charge and the anticipated fourth-quarter actions to be approximately $400 million pre-tax on an annualized basis. Approximately 50% of these savings will improve Corning's gross margin and the remainder will reduce Corning's operating expense.

The company anticipates capital spending for 2001 to be $1.7 billion to $1.8 billion and it has reduced its 2002 capital spending plan to be in the range of $700 million. The 2002 plan anticipates that all expansion projects in the telecommunications segment are on hold indefinitely and that expansion of the liquid crystal display glass business has slowed to keep pace with market growth. The 2002 plan includes spending for the previously announced diesel substrate plant and cost reduction capital projects across the company.

James B. Flaws, Corning's chief financial officer, said, "Over the short-term we are focused on improving cash flow and restoring profitability. The company has a healthy balance sheet with ample liquidity in the form of over $1 billion in cash and committed credit lines of $2 billion."

Conference Call Information
The company will host a conference call at 8:30 a.m. EDT on Friday, Oct. 19. To access the call, dial 630-395-0047 and use password: EARNINGS. The leader's name is DIETZ. A replay of the call will begin at approximately 10:30 a.m. EDT and will run through 5 p.m. EDT on Thursday, Nov. 1. To access the replay, dial 402-998-1664; a password is not required. To listen to a live audio webcast of the call, go to www.corning.com/investor_relations/ and follow the instructions. The webcast will be archived on the www.corning.com/investor_relations/ site for 14 days following the call.



                                     (more)

Corning Reports Third-Quarter Results
Page Four


Pro Forma Statement
Pro forma net income excludes impairment and amortization of purchased intangibles and goodwill, restructuring actions, purchased in-process research and development, one-time acquisition costs, discontinued operations and other non-recurring items.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2000 were $7.1 billion.

                                       ###


Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Pro Forma Consolidated Statements of Income
Excluding  Impairment  and  Amortization  of  Goodwill  and  Other  Intangibles,
Restructuring   Actions,   Purchased   In-Process   Research  and   Development,
Acquisition-Related Costs and Non-Recurring Items
(Unaudited, in millions, except per share amounts)

                                                      For the three months ended        For the nine months ended
                                                             September 30,                    September 30,
                                                      --------------------------        -------------------------
                                                          2001           2000              2001           2000
                                                      ----------       ---------        ---------       --------

Net sales                                              $   1,509       $   1,916        $   5,298       $  5,043
Cost of sales                                                994           1,112            3,438          2,930
                                                       ---------       ---------        ---------       --------

Gross margin                                                 515             804            1,860          2,113

Operating Expenses
    Selling, general and administrative expenses             267             256              799            714
    Research, development and engineering expenses           153             141              484            371
                                                       ---------       ---------        ---------       --------

Operating income                                              95             407              577          1,028

Interest income                                               15              20               50             55
Interest expense                                             (37)            (25)            (105)           (78)
Other expense, net                                            (6)                             (27)           (17)
                                                       ---------       ---------        ---------       --------

Income before income taxes                                    67             402              495            988
Provision for income taxes                                    22             130              161            320
                                                       ---------       ---------        ---------       --------

Income before minority interest and equity earnings           45             272              334            668
Minority interest in losses (earnings) of subsidiaries         1              (7)             (11)           (17)
Equity in earnings of associated companies                    39              52              119            125
                                                       ---------       ---------        ---------       --------

Pro Forma Net Income                                   $      85       $     317        $     442       $    776
                                                       =========       =========        =========       ========

Pro Forma Basic Earnings Per Share                     $    0.09       $    0.36        $    0.48       $   0.92
                                                       =========       =========        =========       ========
Pro Forma Diluted Earnings Per Share                   $    0.09       $    0.35        $    0.47       $   0.89
                                                       =========       =========        =========       ========
Dividends Declared                                     $               $    0.06        $    0.12       $   0.18
                                                       =========       =========        =========       ========

Shares used in computing pro forma
  per share amounts:
     Pro forma basic earnings per share                      936             877              929            844
                                                       =========       =========        =========       ========
     Pro forma diluted earnings per share                    947             907              944            873
                                                       =========       =========        =========       ========

The above pro forma amounts for the quarter ended September 30, 2001 have been adjusted to eliminate $48 million ($83 million after tax) of amortization of purchased intangibles and goodwill and $339 million ($222 million after tax) of provision for impairment and restructuring.

The above pro forma amounts for the quarter ended September 30, 2000 have been adjusted to eliminate $82 million ($63 million after tax) of amortization of purchased intangibles and goodwill.

The above pro forma amounts for the nine months ended September 30, 2001 have been adjusted to eliminate $364 million ($337 million after tax) of amortization of purchased intangibles and goodwill and $5,111 million ($4,948 million after tax) of provision for impairment and restructuring.

The above pro forma amounts for the nine months ended September 30, 2000 have been adjusted to eliminate $144 million ($144 million after tax) of amortization of purchased intangibles and goodwill, $93 million ($77 million after tax) of in-process research and development charges, $47 million ($43 million after tax) of transaction costs from the Oak acquisition, $36 million after tax for the impairment of the entire equity investment in Pittsburgh Corning Corporation, and $7 million ($4 million after tax) for a nonoperating gain related to the sale of Quanterra Incorporated.


                                   Pro Forma

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Statements of Income
(Unaudited, in millions, except per share amounts)

                                                      For the three months ended           For the nine months ended
                                                             September 30,                       September 30,
                                                      --------------------------          --------------------------
                                                          2001           2000                2001           2000
                                                       ---------       ---------          ---------       ---------

Net sales                                              $   1,509       $   1,916          $   5,298       $   5,043
Cost of sales                                                994           1,112              3,438           2,930
                                                       ---------       ---------          ---------       ---------

Gross margin                                                 515             804              1,860           2,113

Operating Expenses
    Selling, general and administrative expenses             267             256                799             714
    Research, development and engineering
      expenses                                               153             141                484             371
    Amortization of purchased intangibles,
      including goodwill                                      48              82                364             144
    Acquisition-related charges                                                                                 140
    Provision for impairment and restructuring               339                              5,111
                                                       ---------       ---------          ---------       ---------

Operating (loss) income                                     (292)            325             (4,898)            744

Interest income                                               15              20                 50              55
Interest expense                                             (37)            (25)              (105)            (78)
Other expense, net                                            (6)                               (27)            (17)
Nonoperating gain                                                                                                 7
                                                       ---------       ---------          ---------       ---------

(Loss) income before income taxes                           (320)            320             (4,980)            711
(Benefit) provision for income taxes                         (60)            111                (29)            303
                                                       ---------       ---------          ---------       ---------

(Loss) income before minority interest and
  equity earnings                                           (260)            209             (4,951)            408
Minority interest in losses (earnings) of subsidiaries         1              (7)               (11)            (17)
Equity in earnings of associated companies                    39              52                119             125
Impairment of equity investment                                                                                 (36)
                                                       ---------       ---------          ---------       ---------

Net (Loss) Income                                      $    (220)      $     254          $  (4,843)      $     480
                                                       =========       =========          =========       =========

Basic (Loss) Earnings Per Share                        $   (0.24)      $    0.29          $   (5.21)      $    0.57
                                                       =========       =========          =========       =========
Diluted (Loss) Earnings Per Share                      $   (0.24)      $    0.28          $   (5.21)      $    0.55
                                                       =========       =========          =========       =========
Dividends Declared                                     $               $    0.06          $    0.12       $    0.18
                                                       =========       =========          =========       =========

Shares used in computing per share amounts:
     Basic earnings per share                                936             877                929             844
                                                       =========       =========          =========       =========
     Diluted earnings per share                              936             907                929             873
                                                       =========       =========          =========       =========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

                                                                        September 30, 2001         December 31, 2000
                                                                        ------------------         -----------------

                   Assets
Current Assets
     Cash and short-term investments                                       $     1,595               $     1,794
     Accounts receivable, net                                                    1,012                     1,489
     Inventories                                                                   958                     1,040
     Deferred taxes on income and other current assets                             383                       311
                                                                           -----------               -----------
              Total current assets                                               3,948                     4,634

Investments                                                                        712                       635

Plant and equipment, net                                                         5,300                     4,679

Goodwill and other intangible assets, net                                        2,346                     7,340

Other assets                                                                       378                       238
                                                                           -----------               -----------

Total Assets                                                               $    12,684               $    17,526
                                                                           ===========               ===========

             Liabilities and Shareholders' Equity

Current Liabilities
     Loans payable                                                         $       347               $       128
     Accounts payable                                                              430                       855
     Other accrued liabilities                                                   1,029                       966
                                                                           -----------               -----------
              Total current liabilities                                          1,806                     1,949

Long-term debt                                                                   3,901                     3,966
Other liabilities                                                                  797                       830
Minority interest in subsidiary companies                                          141                       139
Convertible preferred stock                                                          8                         9
Common shareholders' equity                                                      6,031                    10,633
                                                                           -----------               -----------

Total Liabilities and Shareholders' Equity                                 $    12,684               $    17,526
                                                                           ===========               ===========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Cash Flows
(Unaudited; in millions)

                                                                For the three months ended      For the nine months ended
                                                                       September 30,                  September 30,
                                                                --------------------------      -------------------------
                                                                    2001           2000           2001            2000
                                                                 ---------       --------       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                             $   (220)       $   254        $ (4,843)      $    480
   Adjustments to reconcile net income to net cash
     provided by operating activities:
      Amortization of purchased intangibles,
        including goodwill                                             48             82             364            144
      Depreciation                                                    158            136             476            374
      Impairment of goodwill and intangible assets                                                 4,764
      Provision for restructuring actions, net of cash spent          322                            325
      Provision for inventory write-off                                                              273
      Acquisition-related charges                                                                                   140
      Impairment of equity investment                                                                                36
      Equity in earnings of associated companies in excess
        of dividends received                                         (35)           (51)            (58)           (93)
      Minority interest in earnings of subsidiaries in excess
        of (less than) dividends paid                                  (3)             6               2            (84)
      Deferred tax (benefit) expense                                  (60)             9            (182)           (99)
      Tax benefit on stock options                                     16             77              41            291
      Noncash interest expense                                         10                             30
      Changes in certain working capital items                        308           (179)              2           (345)
      Other, net                                                      (10)            37              30             32
                                                                 --------        -------        --------       --------
         NET CASH PROVIDED BY OPERATING
           ACTIVITIES                                                 534            371           1,224            876
                                                                 --------        -------        --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                              (377)          (413)         (1,532)          (976)
   Acquisitions of businesses and leased assets, net of
     cash acquired                                                                   (16)            (66)        (1,261)
   Net proceeds from disposition of properties and
     investments                                                       22              4              49             57
   Net (increase) decrease in long-term investments
     and other noncurrent assets                                       (3)           (28)            (93)            33
   Transaction costs related to pooling of interests                                  (3)                           (44)
   Other, net                                                                          2
                                                                 --------        -------        --------       --------
         NET CASH USED IN INVESTING ACTIVITIES                       (358)          (454)         (1,642)        (2,191)
                                                                 --------        -------        --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from (repayments of) short-term debt                 (127)           (14)            136           (377)
   Proceeds from issuance of long-term debt                             2             19              70            707
   Repayments of long-term debt                                                      (18)            (93)          (178)
   Proceeds from issuance of common stock                             227             23             246          2,344
   Redemption of common stock for income tax withholding               (6)            (8)            (25)           (55)
   Dividends paid                                                                    (54)           (112)          (156)
                                                                 --------        -------        --------       --------
         NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES                                        96            (52)            222          2,285
                                                                 --------        -------        --------       --------

Effect of exchange rates on cash                                       12             (6)              6            (10)
                                                                 --------        -------        --------       --------
Cash used in discontinued operations                                                                  (9)            (2)
                                                                 --------        -------        --------       --------
Net (decrease) increase in cash and cash equivalents                  284           (141)           (199)           958
Cash and cash equivalents at beginning of quarter/year              1,311          1,379           1,794            280
                                                                 --------        -------        --------       --------

CASH AND CASH EQUIVALENTS AT END
  OF QUARTER                                                     $  1,595        $ 1,238        $  1,595       $  1,238
                                                                 ========        =======        ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 3, 2001


(1)  Information by Operating Segment
     Information about the performance of Corning's three operating segments for the third quarter and first nine months of 2001 and 2000 are presented below. These amounts exclude revenues, expenses and equity earnings not specifically identifiable to segments. Segment net income excludes impairment and amortization of goodwill and other intangibles, restructuring actions, purchased in-process research and development costs, one-time acquisition costs and other nonrecurring items. This measure is not in accordance with generally accepted accounting principles (GAAP) and may not be consistent with measures used by other companies.

     Corning prepared the financial results for its three operating segments on a basis that is consistent with the manner in which Corning management internally disaggregates financial information to assist in making internal operating decisions. Corning has allocated some common expenses among segments differently than it would for stand alone financial information prepared in accordance with GAAP. During the quarter ended March 31, 2001, Corning realigned one product line from the Advanced Materials segment into the Telecommunications segment. Segment results for 2000 have been restated to conform to the current presentation.

                                                                    Three months ended              Nine months ended
                                                                       September 30,                  September 30,
                                                                  ----------------------         ----------------------
                                                                     2001         2000             2001          2000
                                                                  ---------     --------         ---------    ---------
         Telecommunications
         Net sales                                                $   1,089     $  1,422         $   3,915    $   3,622
         Research, development and engineering expenses           $     110     $    103         $     366    $     267
         Interest expense                                         $      24     $     16         $      72    $      50
         Segment earnings before minority interest
           and equity earnings                                    $      23     $    203         $     208    $     496
             Minority interest in losses of subsidiaries                                                              3
             Equity in earnings (losses) of associated companies          4                             15           (3)
                                                                  ---------     --------         ---------    ---------
         Segment net income                                       $      27     $    203         $     223    $     496
                                                                  =========     ========         =========    =========

         Advanced Materials
         Net sales                                                $     234     $    253         $     767    $     764
         Research, development and engineering expenses           $      31     $     32         $      87    $      86
         Interest expense                                         $       7     $      4         $      17    $      15
         Segment earnings before equity earnings                  $       2     $     20         $      39    $      55
             Equity in earnings of associated companies                   6            5                19           17
                                                                  ---------     --------         ---------    ---------
         Segment net income                                       $       8     $     25         $      58    $      72
                                                                  =========     ========         =========    =========

         Information Display
         Net sales                                                $     183     $    236         $     602    $     640
         Research, development and engineering expenses           $      12     $      6         $      31    $      18
         Interest expense                                         $       6     $      5         $      16    $      13
         Segment earnings before minority interest and
           equity earnings                                        $      11     $     36         $      57    $      88
             Minority interest in losses (earnings) of
               subsidiaries                                               1           (7)              (11)         (20)
             Equity in earnings of associated companies                  27           45                81          107
                                                                  ---------     --------         ---------    ---------
         Segment net income                                       $      39     $     74         $     127    $     175
                                                                  =========     ========         =========    =========

         Total segments
         Net sales                                                $   1,506     $  1,911         $   5,284    $   5,026
         Research, development and engineering expenses           $     153     $    141         $     484    $     371
         Interest expense                                         $      37     $     25         $     105    $      78
         Segment earnings before minority interest and
           equity earnings                                        $      36     $    259         $     304    $     639
             Minority interest in losses (earnings) of
               subsidiaries                                               1           (7)              (11)         (17)
             Equity in earnings of associated companies                  37           50               115          121
                                                                  ---------     --------         ---------    ---------
         Segment net income                                       $      74     $    302         $     408    $     743
                                                                  =========     ========         =========    =========

A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements is as follows:

                                                                Three months ended              Nine months ended
                                                                   September 30,                  September 30,
                                                              ----------------------         ----------------------
                                                                2001          2000             2001         2000
                                                              ---------    ---------         --------     ---------
    Net sales
         Total segment net sales                              $   1,506    $   1,911         $  5,284     $   5,026
         Non-segment net sales (a)                                    3            5               14            17
                                                              ---------    ---------         --------     ---------

           Total net sales                                    $   1,509    $   1,916         $  5,298     $   5,043
                                                              =========    =========         ========     =========


    Net income
         Total segment income (b)                             $      74    $     302         $    408     $     743
             Unallocated items:
         Non-segment loss and other (a)                              (1)          (1)              (4)           (5)
         Nonoperating gain                                                                                        7
         Amortization of purchased intangibles
           and goodwill (c)                                         (48)         (82)            (364)         (144)
         Acquisition-related charges                                                                           (140)
         Interest income (d)                                         15           20               50            54
         Income tax (e)                                              77           13              174            (3)
         Equity in earnings of associated
           companies (a)                                              2            2                4             4
         Impairment of equity investment                                                                        (36)
         Provisions for impairment and restructuring (f)           (339)                       (5,111)
                                                              ---------    ---------         --------     ---------

           Net (loss) income                                  $    (220)   $     254         $ (4,843)    $     480
                                                              =========    =========         ========     =========

     (a)  Includes amounts derived from corporate investments.
     (b)  Includes royalty, interest and dividend income.
     (c) Amortization of purchased intangibles and goodwill relates primarily to the Telecommunications segment.
     (d)  Corporate interest income is not allocated to reportable segments.
     (e)  Includes tax associated with unallocated items.
     (f) Provisions for impairment and restructuring relates primarily to the Telecommunications segment.

(2)  Impairment of Goodwill and Other Intangible Assets
     During the first half of 2001, Corning experienced a significant decrease in the rate of growth of its telecommunications segment, primarily in the photonic technologies business, due to a dramatic decline in infrastructure spending in the telecommunications industry. During the second quarter, major customers in the photonic technologies business further reduced their order forecasts and canceled orders already placed. Management now believes that the growth prospects of this business are significantly less than previously expected and those of historical periods.

     As a result of these events and changes in circumstances, Corning assessed the recoverability of certain long-lived assets related to the photonic technologies business, including goodwill and other intangibles and concluded that these assets were impaired. Corning recorded a charge equal to the difference between the carrying value and fair value of these assets. Management's estimate of fair value was based on multiples of forecasted revenue and earnings of publicly traded companies with operations in the optical component market segment.

     Corning recorded pretax charges of $4.7 billion to impair a significant portion of the goodwill and approximately $100 million to impair intangible assets associated with certain business combinations completed in 2000. Of the total charge of $4.8 billion, $3.2 billion related to the acquisition of the Pirelli optical components business and $1.6 billion related to goodwill resulting from the acquisition of NetOptix Corporation.

(3)  Restructuring Actions
     During the first half of 2001,  Corning  eliminated  4,300  positions  with
     minimal   costs  and  recorded  an  $8  million  ($5  million   after  tax)
     restructuring charge in the second quarter.

     In the third quarter of 2001, Corning approved and began executing formal plans to close three manufacturing facilities in the Photonic Technologies business and downsize its workforce, primarily in the Telecommunications segment prior to year end. As a result of these actions, Corning recorded a charge of $339 million ($222 million after-tax) which includes a restructuring charge of $103 million and a charge to impair property, plant and equipment of $236 million.

     Restructuring Charges
     ---------------------
     The third quarter restructuring charge of $103 million includes $71 million of employee costs (including curtailment losses related to pension and postretirement health care plans) and $32 million in other exit costs (principally lease termination and contract cancellation payments). The plans entail the elimination of approximately 3,700 positions worldwide. Employees have been informed of the restructuring initiatives and benefits available to them under applicable benefit plans or related contractual provisions. These benefits include voluntary and involuntary separation, early retirement, and social plan programs. Corning expects to pay approximately $97 million in cash related to these restructuring plans. During the third quarter of 2001, Corning paid employee related separation costs of $12 million and other exit costs of $3 million. As of September 30, 2001, approximately 2,500 of the 3,700 employees had been separated under the plans.

     Impairment of Property, Plant and Equipment
     -------------------------------------------
     Corning recorded $236 million to impair property, plant and equipment relating to facilities to be shutdown or disposed, primarily in the Photonic Technologies business. The impairment charges were determined based on the amount by which the carrying value exceeded the fair market value of the asset.

     Subsequent Actions
     ------------------
     In the fourth quarter of 2001, Corning announced that it expects to undertake further actions that will result in additional charges in the range of $550 million to $650 million in the fourth quarter. Corning will offer certain employees in the United States a voluntary early retirement program. In addition to the third quarter plant closings, Corning will close or consolidate several other manufacturing locations as well as smaller businesses in the telecommunications and advanced materials segments. As a result of these actions, Corning expects to eliminate an additional 4,000 positions across the company bringing the total positions eliminated to approximately 12,000 for the full year ended December 31, 2001.

(4)  Provision for Inventory
     During the second quarter, major customers in the photonic technologies business further reduced their order forecasts and canceled orders already placed. As a result, management determined that certain products were not likely to be sold in their product life cycle. Corning recorded a provision for excess and obsolete inventory, including estimated purchase commitments, of $273 million ($184 million after tax) in cost of sales in the second quarter of 2001.

(5)  (Benefit) Provision for Income Taxes
     Corning's tax benefit for the third quarter and nine months of 2001 was impacted by the significant impairment charge and amortization of goodwill. Corning's effective tax rate for the third quarter and first nine months of 2001 was 18.8% and 0.6%, respectively. Excluding the impact of the impairment of goodwill and other intangibles (which is mostly not tax deductible), amortization of purchased intangibles and goodwill, restructuring actions, purchased in-process research and development, one-time acquisition costs and other nonrecurring items, the effective income tax rate for the third quarter and nine months of 2001 was 32.5%, which is comparable to rates of 32.4% in both periods in 2000.

(6)  Financing Transaction
     On August 16, 2001, Corning completed an equity offering of approximately 14 million shares of common stock generating net proceeds to Corning of approximately $225 million. The proceeds will be used to finance the previously announced acquisition of Lucent Technologies' controlling equity interests in Shanghai Fiber Optic Co., Ltd. and Beijing Fiber Optic Cable Co., Ltd. expected to close in the first quarter of 2002.

Supplementary Information

Borrowing Capacity

Corning continues to have available a $2.0 billion senior unsecured revolving credit facility which expires in August, 2005. This agreement contains one financial covenant requiring Corning's total debt to total capital ratio, as defined, to be no more than 60%. At September 30, 2001, this ratio was 41.6%. Corning's debt could increase approximately $4.0 billion within the constraints of this provision.

As of September 30, 2001, Corning has available capacity of $4,775 million under its existing universal shelf registration filed in March 2001.

Corning Incorporated
Quarterly Sales Information
(in millions)


                                                                                  2001
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------
Telecommunications
   Fiber and Cable                                   $    875     $    939      $   779      $            $  2,593
   Hardware and Equipment                                 248          231          187                        666
   Photonic Technologies                                  236          158           69                        463
   Optical Networking Devices                              14           10            7                         31
   Controls and Connectors                                 60           55           47                        162
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $  1,433     $  1,393      $ 1,089      $            $  3,915
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $    108     $     96      $    90      $            $    294
   Life Sciences                                           70           69           65                        204
   Other Advanced Materials                               104           86           79                        269
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    282     $    251      $   234      $            $    767
                                                     ========     ========      =======      =======      ========


Information Display
   Display Technologies                              $     62     $     87      $    79      $            $    228
   Conventional Video                                      86           73           47                        206
   Precision Lens                                          53           58           57                        168
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    201     $    218      $   183      $            $    602
                                                     ========     ========      =======      =======      ========



                                                                                  2000
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------
Telecommunications
   Fiber and Cable                                   $    479     $    722      $   795      $   879      $  2,875
   Hardware and Equipment                                 183          276          288          273         1,020
   Photonic Technologies                                  186          238          273          342         1,039
   Optical Networking Devices                                                         5            6            11
   Controls and Connectors                                 57           59           61           64           241
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    905     $  1,295      $ 1,422      $ 1,564      $  5,186
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $    103     $    103      $   101      $   104      $    411
   Life Sciences                                           63           66           62           57           248
   Other Advanced Materials                                86           90           90           96           362
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    252     $    259      $   253      $   257      $  1,021
                                                     ========     ========      =======      =======      ========


Information Display
   Display Technologies                              $     61     $     76      $    88      $   108      $    333
   Conventional Video                                      83           87           94           90           354
   Precision Lens                                          44           53           54           56           207
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    188     $    216      $   236      $   254      $    894
                                                     ========     ========      =======      =======      ========